EXHIBIT 10.1.2

                                    ADDENDUM

              TO THE JOINT ACTIVITY AGREEMENT DATED AUGUST 30, 2004

Tomsk                                                             April 22, 2005

     CIGMA METALS CORPORATION, a corporation listed in the U.S.A. (hereinafter, "CIGMA"), represented by Mr. Lars Pearl, Managing Director, and

     OOO SIENCE-INDUSTRIAL CORPORATION GEOSPHERA, an entity registered in Russia (hereinafter, "GEOS"), represented by Ms. Anastasia Evgenyevna Pavlova, Director, acting pursuant to the Charter,

     which are hereinafter referred to as the "Parties" have agreed to amend the Joint Activity Agreement and execute this Addendum on the following:

     1. Section 6.2. of the Joint Activity Agreement shall be amended and read as follows:

     "Upon the establishment of the new venture and re-issuance of the license, CIGMA shall enter into the Joint Activity Agreement with the new venture where CIGMA will contribute US$ 50,000 and the new venture will contribute a license carrying the right to use subsoil resources in the Haldeevskaya area. Following the execution of said agreement by the Parties, SIGMA shall remit US$ 50,000 to the currency-denominated account of the new entity. This amount shall ensure pre-field preparations and preparations for drilling operations in the Haldeevskaya area.

     Subject to the Parties' performance under section 6.1., CIGMA shall invest US$ 300,000 in the new venture during 2005 in accordance with the approved Budget, with an emphasis on drilling-related operations in summer time. If such financing is not provided in full, CIGMA shall return to GEOS 60% of its ownership interest in the new venture. The distribution of the ownership interests shall then be as follows:

       GEOS - eighty percent (80%) of the charter capital of the new venture; CIGMA - twenty percent (20%) of the charter capital of the new venture."

     2. Section 6.4 of the Joint Activity Agreement shall be amended and read as follows:

     "Subject to the Parties' performance under section 6.1., CIGMA shall invest further US$ 2,450,000 during 2006 into the development of the Haldeevskaya area. In this respect, GEOS ownership interest may not be reduced below 20% of the charter capital of the new venture.

     Subject to the obtaining of financing under section 6.2 and financing of less than US$ 1,500,000 in 2006, SIGMA shall return to GEOS 30% of its ownership interests in the new venture. The distribution of the ownership interests shall then be as follows:

       GEOS - fifty percent (50%) of the charter capital of the new venture; CIGMA - fifty percent (50%) of the charter capital of the new venture."


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     3.  This  Addendum  shall constitute an integral part of the Joint Activity
Agreement dated August 30, 2004. The terms and conditions set out herein must also be incorporated into the foundation documents of the new venture where SIGMA is accepted as a founding party of that entity. All other terms and conditions of the Joint Activity Agreement shall remain unchanged.


            LARS PEARL                           ANASTASIA PAVLOVA
             DIRECTOR,                DIRECTOR, SCIENCE-INDUSTRIAL CORPORATION
     CIGMA METALS CORPORATION                      GEOSPHERA LTD.

          /s/ Lars Pearl                       /s/ Anastasia Pavlova


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